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Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                              18 U.S.C. (S) 1350,
                             As Adopted Pursuant to
                    (S) 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Xerox Credit Corporation (the "Company") for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gary R. Kabureck, Chairman, President and Chief Executive Officer of the Company, and John F. Rivera, Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


_______________________________
Gary R. Kabureck
Chief Executive Officer
March 31, 2003


_______________________________
John F. Rivera
Chief Financial Officer
March 31, 2003

This certification accompanies this Report pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of (S) 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Xerox Credit Corporation and will be retained by Xerox Credit Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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